SCHEDULE A

Funds

DoubleLine Commodity ETF

DOUBLELINE ETF TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE ALTERNATIVES LP
By:	RHE Group LLC, its general partner

By:	/s/ Henry V. Chase
NAME: Henry V. Chase
TITLE: Authorized Signatory

SCHEDULE B

Annual Fee Rate (expressed as a Fund percentage of net assets)

DoubleLine Commodity ETF	0.65%

DOUBLELINE ETF TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE ALTERNATIVES LP
By:	RHE Group LLC, its general partner

By:	/s/ Henry V. Chase
NAME: Henry V. Chase
TITLE: Authorized Signatory